UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2013

Apricus Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 222-8041

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 14, 2013, the Board of Directors of Apricus Biosciences, Inc. (the “Company”) voted to terminate the Company’s Shareholder Rights Agreement (i.e., its “poison pill”), dated as of March 22, 2011, by and between the Company and Wells Fargo Bank, N.A., as rights agent (the “Rights Agreement”). As a result of this decision, the Board approved an amendment to the Rights Agreement (the “Amendment”) that will have the effect of terminating the poison pill.

The Amendment has been sent to Wells Fargo, the Company’s transfer agent for signature. The Amendment, when fully executed, will change the definition of “Final Expiration Date” in the Rights Agreement such that the rights to purchase Series D Junior Participating Cumulative Preferred Stock issued pursuant to the Rights Agreement will expire and no longer remain outstanding as of 5:00 p.m. New York time on the date of execution.

Upon the expiration of these purchase rights, the Rights Agreement will expire and no longer be of any force or effect. The Company expects that the Amendment will be fully executed, and the Rights Agreement will terminate, on or before May 17, 2013. The text of the Amendment will be filed as an exhibit to a Current Report on Form 8-K following full execution of the Amendment.

The Rights Agreement is described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2011, and such description is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 15, 2013	Apricus Biosciences, Inc.

/s/ Randy Berholtz
Name: Randy Berholtz
Title: Executive Vice President,
General Counsel and Secretary

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